SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 18, 2004

COMMISSION FILE NUMBER 0-21061

SPEEDCOM WIRELESS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	58-2044990
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.

7020 PROFESSIONAL PARKWAY EAST

SARASOTA, FL 34240

(941) 907-2361

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA

CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

Item 4. Changes in Registrant’s Certifying Accountant

In a letter dated August 18, 2004, Aidman, Piser & Company, P.A. who had served as independent auditors of SPEEDCOM Wireless Corporation (the “Registrant”), resigned from its engagement with the Registrant.

During the two most recent fiscal years no report of Aidman, Piser & Company, P.A. on the Registrant’s financial statements contained an adverse opinion or a disclaimer of opinion, nor was one qualified as to uncertainty, audit scope, or accounting principles, except as described in the following sentence. During the two most recent fiscal years the report of Aidman, Piser & Company was modified to express substantial doubt about the ability of the Company to continue as a going concern.

During the two most recent fiscal years and the subsequent interim period through the date hereof, there were no disagreements with Aidman, Piser & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Aidman, Piser & Company, P.A., would have caused Aidman, Piser & Company, P.A. to make a reference to the subject matter of the disagreements in connection with its report.

Aidman, Piser & Company, P.A. did not advise the Registrant at any time during the two most recent fiscal years and the subsequent interim period through the date hereof that the Registrant did not have the internal controls necessary for the preparation of reliable financial statements.

The Registrant has requested Aidman, Piser & Company, P.A. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 18, 2004 is filed as Exhibit 16 to this Form 8-K.

ITEM 7. EXHIBIT INDEX

16 Letter from Aidman, Piser & Company, P.A. regarding Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEEDCOM WIRELESS CORPORATION

By:	/s/ Mark Schaftlein
Mark Schaftlien
Chief Financial Officer

Date: August 18, 2004

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